UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2007

H.B. FULLER COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard P.O. Box 64683 St. Paul, MN 55164-0683
(Address of principal executive offices, including zip code)

(651) 236-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 16, 2007, H.B. Fuller Company (the “Company”) issued a press release reporting its preliminary operating results for the fourth quarter and fiscal year ended December 2, 2006. The press release was filed as an exhibit to the Company’s Current Report on Form 8-K on January 17, 2007. In the press release, the Company reported a charge of $213,000 for “Cumulative effect of accounting change” for both the 13 weeks ended and the 52 weeks ended December 2, 2006, with no effect on either basic or diluted income per common share. Subsequently, in connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 2, 2006, the Company made a final determination that the charge for the “Cumulative effect of accounting change” for both the 13 week and 52 week periods was $742,000, with a resulting reduction in both basic and diluted income per common share of $0.01. Further details regarding the “Cumulative effect of accounting change” and the resulting impact on net income are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 2, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 15, 2007

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan Vice President, General Counsel and Corporate Secretary